As filed with the Securities and Exchange Commission on December 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Albireo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Post Office Square, Suite 502 South, Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip code)

2017 Inducement Equity Incentive Plan

(Full title of the plan)

Thomas A. Shea

Chief Financial Officer and Treasurer

Albireo Pharma, Inc.

10 Post Office Square, Suite 502 South

Boston, Massachusetts 02109

(857) 254-5555

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Megan N. Gates, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000 Facsimile: (617) 542-2241	Peter A. Zorn, Esq. Chief Corporate Officer, General Counsel and Secretary Albireo Pharma, Inc. 10 Post Office Square, Suite 502 South Boston, Massachusetts 02109 (857) 254-5555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	150,000 shares	$23.28 (2)	$3,492,000 (2)	$434.76

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), of Albireo Pharma, Inc. (the “Registrant”) stated above consists of the aggregate number of shares which may be sold upon the exercise of options or issuance of stock-based awards which may hereafter be granted under the Registrant’s 2017 Inducement Equity Incentive Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the Plan is subject to adjustment in accordance with certain antidilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such antidilution and other provisions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the Plan are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Capital Market as of a date (December 14, 2017) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers 150,000 shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) reserved for issuance under the Registrant’s 2017 Inducement Equity Incentive Plan (the “Plan”). This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (File No. 333-215264). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-215264), except for Item 8 “Exhibits,” is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1.1	Restated Certificate of Incorporation of the Registrant, as amended.		S-3 (Exhibit 4.1.1)	10/13/2017	333-220958

4.1.2	Certificate of Designation of Series A Convertible Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on May 17, 2011.		8-K (Exhibit 4.6)	5/19/2011	001-33451

4.1.3	Certificate of Designation of Series B Convertible Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on June 26, 2012.		8-K (Exhibit 4.8)	6/27/2012	001-33451

4.2	Amended and Restated Bylaws of the Registrant.		S-8 (Exhibit 4.2)	7/6/2007	333-144407

4.3	Form of common stock certificate.		10-K (Exhibit 4.1)	12/22/2016	001-33451

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the securities being registered.	X

23.1	Consent of Ernst & Young LLP (United States).	X

23.2	Consent of Ernst & Young LLP (United Kingdom).	X

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X

24.1	Powers of Attorney (included on the signature page to this registration statement).	X

99.1	2017 Inducement Equity Incentive Plan.		10-Q (Exhibit 10.1)	11/14/2017	001-33451

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 18, 2017.

ALBIREO PHARMA, INC.

By:	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Albireo Pharma, Inc., hereby severally constitute and appoint Ronald H.W. Cooper, Thomas A. Shea and Peter A. Zorn, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Albireo Pharma, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald H.W. Cooper Ronald H.W. Cooper	President, Chief Executive Officer and Director (principal executive officer)	December 18, 2017

/s/ Thomas A. Shea Thomas A. Shea	Chief Financial Officer (principal financial officer and principal accounting officer)	December 18, 2017

/s/ David Chiswell, Ph.D. David Chiswell, Ph.D.	Chairman of the Board of Directors	December 18, 2017

/s/ Julia R. Brown Julia R. Brown	Director	December 18, 2017

/s/ Michael Gutch, Ph.D. Michael Gutch, Ph.D.	Director	December 18, 2017

/s/ Roger A. Jeffs, Ph.D. Roger A. Jeffs, Ph.D.	Director	December 18, 2017

/s/ Heather Preston, M.D. Heather Preston, M.D.	Director	December 18, 2017

/s/ Davey S. Scoon Davey S. Scoon	Director	December 18, 2017